SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 29, 2010

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

19103 Centre Rose Boulevard
Lutz, FL 33558
United States
(Address of principal executive offices)

+ 1 813 926 8920
(Issuer's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Master Consultancy Agreement between ValidSoft and Visa Europe Services Inc.

On November 15, 2010, ValidSoft Limited (the “Company”) entered into a consultancy master agreement (the “Agreement”) with Visa Europe Services Inc.  The Company is a wholly-owned subsidiary of Elephant Talk Communications, Inc. (the registrant).  Pursuant to the terms of the Agreement, the Company will provide certain consulting services which will be specified in a “statement of work.”  In consideration for providing the specified services, the Company will receive the consideration set forth in the statement of work, as well as reimbursement for reasonable expenses and any other additional fees agreed to in advance.  The Company may operate under more that one statement of work at any time.

The Agreement has an initial term of three years and contains standard termination provisions.  Additionally, any statement of work may be terminated at the request of Visa upon two weeks notice; provided, Visa must pay for all consulting services rendered prior to the date of termination of the specific statement of work as well as any reasonable costs the Company cannot mitigate.  The Agreement also contains customary provisions with respect to intellectual property, data protection, assignment, choice of law, and confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated:  November 29, 2010